UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2009

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6455 Nancy Ridge Drive, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2009, La Jolla Pharmaceutical Company (the "Company") received a letter from The Nasdaq Stock Market ("Nasdaq") notifying the Company that it is not in compliance with Nasdaq Marketplace Rule 4450(a)(3), which requires that the Company maintain a minimum of $10,000,000 in stockholders’ equity for continued listing on The Nasdaq Global Market. This April 3, 2009 letter has no immediate effect on the listing of the Company’s common stock.

The Company must provide Nasdaq with the Company’s plan to regain compliance with Rule 4450(a)(3) by April 20, 2009. The Company is in the process of preparing such response and has not yet determined any specific actions to be taken to regain compliance with the continued listing standards. If Nasdaq does not accept the Company’s plan to regain compliance with the continued listing standards, it will provide the Company with a written notification that its securities will be delisted from The Nasdaq Global Market. If the Company receives such notification, it may apply to move its listing to The Nasdaq Capital Market or appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

April 8, 2009	By:	Gail A. Sloan

Name: Gail A. Sloan
Title: Vice President of Finance and Secretary